SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than Registrant [   ]

Check the Appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the
         Commission Only (as permitted by Rule
         14a-6(e)(2))
[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       UNITED VIDEO SATELLITE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction: $________

          5) Total fee paid:  $_______

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

        Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        2) Form Schedule or Registration  Statement No.:
        3) Filing Party:
        4) Date Filed:

                       UNITED VIDEO SATELLITE GROUP, INC.
                             7140 South Lewis Avenue
                           Tulsa, Oklahoma 74136-5422
                                  July 7, 1998


Dear Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of United Video Satellite Group, Inc. (the "Company"), which will be held at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, on July 28, 1998, at 10:00 a.m. local time.

         At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters: (1) election of a Board of seven directors for the ensuing year, (2) approval of a proposed amendment to the Restated Certificate of Incorporation of the Company increasing the number of authorized shares of Class A Common Stock and Class B Common Stock, (3) approval of a proposed amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock reserved for issuance thereunder and to make certain other changes, (4) ratification of the appointment of the Company's independent auditors, and (5) transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof. Details of the proposals and other important information are set forth in the accompanying Proxy Statement, which should be considered carefully by stockholders.


         The recently announced acquisition by the Company of certain satellite television programming assets of Liberty Media Corporation and the recently announced acquisition by the Company of TV Guide magazine and certain related assets of The News Corporation Limited will not be completed without the approval of the Company's stockholders. The Company, however, is not seeking such approval at the Annual Meeting. Instead, matters related to such acquisitions will be considered at a special meeting to be held at the earliest practicable time after the Annual Meeting.


         Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote personally and any proxy may be revoked in the manner described in the accompanying proxy statement.


                                 Sincerely,


                                 /s/ Peter C. Boylan III
                                 Peter C. Boylan III
                                 President and Chief Operating Officer

                       UNITED VIDEO SATELLITE GROUP, INC.
                             7140 South Lewis Avenue
                           Tulsa, Oklahoma 74136-5422
                                 (918) 488-4000
                                 ---------------

                    Notice of Annual Meeting of Stockholders
                            to be held July 28, 1998
                                ----------------

TO THE STOCKHOLDERS OF UNITED VIDEO SATELLITE GROUP, INC.:

          NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of United Video Satellite Group, Inc., a Delaware corporation (the "Company"), will be held on July 28, 1998, at 10:00 a.m., local time, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma (the "Annual Meeting"), for the following purposes:

          1.       To elect a Board of seven directors for the ensuing year.

          2. To approve a proposed amendment to the Restated Certificate of Incorporation of the Company increasing the number of authorized shares of Class A Common Stock and Class B Common Stock.

          3. To approve a proposed amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock reserved for issuance thereunder and to make certain other changes.

          4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

          5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to notice of and to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose appropriate to the meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the principal executive offices of the Company.


                        By Order of the Board of Directors,



                       /s/ Peter C. Boylan III
                       Peter C. Boylan III
                       President and Chief Operating Officer

Tulsa, Oklahoma
July  7, 1998

          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                       UNITED VIDEO SATELLITE GROUP, INC.
               7140 South Lewis Avenue, Tulsa, Oklahoma 74136-5422


                                 PROXY STATEMENT


General

          The enclosed Proxy is solicited by the Board of Directors of United Video Satellite Group, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on July 28, 1998, at 10:00 a.m., local time, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the forgoing Notice of Annual Meeting. This Proxy Statement is being furnished to Holders of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company. Copies of solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of the Class A common Stock held in their names. The Company will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. This Proxy Statement and the accompanying proxy will be mailed on or about July 7, 1998 to all stockholders entitled to vote at the meeting. Unless the context otherwise requires, the term "Company" includes the Company and its consolidated subsidiaries.


          At the Annual Meeting, stockholders will be asked to consider and act upon the following: (1) the election of seven directors for the ensuing year;
(2) the approval of a proposed amendment to the Restated Certificate of Incorporation of the Company (the "Charter Amendment") to increase the number of authorized shares of Class A Common Stock from 60,000,000 to 650,000,000 shares and the number of authorized shares of Class B Common Stock from 30,000,000 to 300,000,000 shares; (3) the approval of a proposed amendment (the "Directors Plan Amendment") to the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") to increase the number of shares of Common Stock reserved for issuance thereunder and to make certain other changes; and (4) transact such other business as may properly come before the Annual Meeting.


Pending Transactions


          On February 17, 1998 the Company and Liberty Media Corporation ("Liberty"), a subsidiary of TeleCommunications, Inc. ("TCI"), announced an agreement for the Company to acquire certain C-band direct-to-home satellite entertainment programming and wholesale satellite entertainment programming assets from Liberty in exchange for shares of Common Stock. In addition, on June 10, 1998, the Company and News America Incorporated ("NAI") a subsidiary of The News Corporation Limited, announced an agreement for the acquisition by the Company of TV Guide magazine and related assets from NAI in exchange for cash and shares of Common Stock. Even if the Charter Amendment is approved, the rules of the Nasdaq Stock Market applicable to the Company require that the Company seek the approval of the stockholders before issuing Common Stock in connection with the completion of either proposed acquisition. The proposed acquisitions are not matters to be acted upon at the Annual Meeting, and you are not being requested in any way in this Proxy Statement to consider or to vote on the proposed acquisitions. Consequently, the proposed acquisitions will not be completed until the Company has received the approval of its stockholders at a special meeting to be held at a future date to consider matters related to the proposed acquisitions. Stockholders of record on a date yet to be determined will be provided with a definitive proxy statement concerning the proposed acquisitions at the time such matters are submitted to stockholders for approval.


Annual Report

          The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1997, including audited financial statements is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for the solicitation of Proxies.

Stockholder Proposals

          Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company not later than March 10, 1999 in order to be included in the proxy statement and proxy relating to the 1999 Annual Meeting.

Voting Rights

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Company at 7140 South Lewis Avenue, Tulsa, Oklahoma, 74136-5422, Attention:
Secretary, at or before the taking of the vote at the Annual Meeting.

          Only stockholders of record of shares of Common Stock at the close of business on June 19, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 19, 1998, the Record Date, there were 24,303,874 shares of Class A Common Stock outstanding and entitled to vote, held by 100 holders of record, and 12,373,294 shares of Class B Common Stock outstanding and entitled to vote, held by one holder of record. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

          With respect to the Charter Amendment and the Directors Plan Amendment, stockholders may vote in favor of each proposal, may vote against each proposal or abstain with respect to each proposal. Approval of the Charter Amendment requires the affirmative vote of a majority of the total voting power of all outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, voting together as a single class. Approval of the Directors Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class. In the election of directors, stockholders may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. Directors will be elected by a plurality of the votes of the holders of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.


          All shares of Common Stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR (1) the election of each of the nominees for director identified therein, (2) the adoption and approval of the Charter Amendment, (3) the adoption and approval of the Directors Plan Amendment and (4) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.


          Expenses incurred in connection with the printing and mailing of this Proxy Statement will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of June 23, 1998, regarding ownership of Common Stock by (1) each person believed by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock; (2) each director and director nominee, the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year 1997 (the "Named Executive Officers"), and (3) all current executive officers and directors of the Company as a group. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis and, accordingly, the holder of the Class B Common Stock is deemed to own beneficially the same number of shares of Class A Common Stock in addition to the number of shares of Class A Common Stock otherwise beneficially owned by it. The table below does not reflect such beneficial ownership of Class A Common Stock.




                                                                                                               Percent of
                                                      UVSG Class A                  UVSG Class B              Vote of All
                                                      Common Stock                  Common Stock              Outstanding
                                                 Number         Percent         Number         Percent            UVSG
           Beneficial Owner                    of Shares        of Class       of Shares      of Class        Common Stock
                                              -----------      ----------     -----------     --------        ------------
--------------------------------------

Tele-Communications, Inc. (1)(2).......... 14,518,760            59.7%        12,373,294        100%             93.4%
Wanger Capital Management (3).............  1,435,400             5.9%            --             --                *
Capital Research & Management (4).........  1,225,000             5.0%            --             --                *
Robert R. Bennett ........................    --                   --             --             --                *
Leo J. Hindery, Jr........................    --                   --             --             --                *
Larry E. Romrell (5)......................      6,000              *              --             --                *
J. David Wargo (5)........................     93,500              *              --             --                *
Lawrence Flinn, Jr. (6)...................     99,800              *              --             --                *
Gary S. Howard (7)........................     20,000              *              --             --                *
Peter C. Boylan III (8)...................    267,444             1.1%            --             --                *
Charles Butler Ammann (9).................      5,600              *              --             --                *
Craig M. Waggy (10).......................      9,200              *              --             --                *
All Directors and Executive
  Officers as a Group (10 persons)(11)....    501,544             2.0%            --             --                *

* Less than 1%
(1) The address of Tele-Communications, Inc. ("TCI") is 5619 DTC Parkway, Englewood, Colorado 80111-3000. TCI holds such shares as follows: TCI Ventures Group, a subsidiary of TCI, owns 8,332,113 shares of Class A Common Stock and 12,373,294 shares of Class B Common Stock and Liberty, a majority-owned subsidiary of TCI, owns 6,186,647 shares of Class A Common Stock.
(2) TCI is party to a Stockholder Agreement with the Company providing for certain matters relating to the voting of equity securities of the Company held by it. See "Executive Compensation--Stockholder Agreement with TCI".
(3) Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. The address of Wanger Capital Management is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606- 5016.

(4) Based solely upon information contained in a Schedule 13F filed with the Securities and Exchange Commission. The address of Capital Research & Management is 333 South Hope Street, Los Angeles, California 90071.

(5) Includes 6,000 shares of Class A Common Stock subject to currently exercisable options. (6) Represents shares of Class A Common Stock owned by the Lawrence Flinn, Jr., Charitable Trust of which Mr. Flinn is Trustee. Mr. Flinn disclaims beneficial ownership of such shares.

(7) Includes 20,000 shares of Class A Common Stock subject to currently exercisable options.

(8) Includes 253,292 shares of Class A Common Stock subject to currently exercisable options.

(9) Includes 5,600 shares of Class A Common Stock subject to currently exercisable options.

(10) Includes 9,200 shares of Class A Common Stock subject to currently exercisable options.

(11) Includes 300,092 shares of Class A Common Stock subject to currently exercisable options.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and to furnish the Company with copies of these reports. Based solely upon a review of copies of such reports furnished to the Company, and written representations received from the reporting persons, the Company believes that all filings required to be made by the reporting persons for the last fiscal year were made on a timely basis except as follows: Mr. Gary S. Howard, Chairman of the Board and Chief Executive Officer of the Company was late in filing the initial Form 3, which reported no beneficial ownership of shares of Class A Common Stock.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

Directors and Executive Officers

          The number of directors of the Company to be elected at the annual meeting is seven. The Company's Restated Certificate of Incorporation provides that each director, if elected, will serve on the Board until the next annual meeting or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any of the seven nominees will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees. If any of the seven nominees should become unavailable for election due to an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose, unless the Board reduces the number of directors.


Name                                 Age               Principal Occupation Held with the Company

Gary S. Howard                       47                Chairman of the Board and Chief Executive Officer
Peter C. Boylan III                  34                President, Chief Operating Officer and Director
Charles B. Ammann                    43                Senior Vice President and General Counsel
Craig M. Waggy                       39                Senior Vice President and Chief Financial Officer
Toby DeWeese                         38                Vice President Corporate Development
Lawrence Flinn, Jr.                  62                Chairman of the Board Emeritus
Robert R. Bennett                    40                Director
Leo J. Hindery, Jr.                  50                Director
Larry E. Romrell                     58                Director
J. David Wargo                       44                Director

Nominees for Director

          Set forth below is a description of the backgrounds of the nominees for directors of the Company.

          Gary S. Howard joined the Company in June 1997 as Chairman of the Board and Chief Executive Officer. Mr. Howard was named an Executive Vice President of TCI and President and Chief Executive Officer of TCI Ventures Group, LLC ("Ventures LLC"), a subsidiary of TCI, in December 1997 and has served as Chief Executive Officer of TCI Satellite Entertainment, Inc. ("TSAT") since December 1996. Mr. Howard served as President of the Company from June 1997 to September 1997, President of TSAT from February 1995 through August 1997, a Senior Vice President of TCI Communications, Inc. ("TCIC") from October 1994 to December 1996 and a Vice President of TCIC from December 1991 through October 1994. Mr. Howard is a director of TSAT.

          Peter C. Boylan III, joined the Company in October 1994 as Executive Vice President and Chief Financial Officer. He was elected a director in July 1995, Chief Operating Officer in December 1996 and President in August 1997. Beginning in 1992, Mr. Boylan served with Hallmark Cards, Inc. in its Corporate Development and Strategy Group, focusing primarily on the communications and entertainment industries.

         Lawrence Flinn, Jr. assumed the position Chairman Emeritus in June 1997. Prior to that time, Mr. Flinn had been Chairman of the Board and Chief Executive Officer since he acquired a majority ownership interest in the Company in 1976. Mr. Flinn has been a full-time professional participant in the cable television industry for nearly 30 years. Mr. Flinn is a director of LodgeNet Entertainment Corporation.

         Robert R. Bennett has been an Executive Vice President of TCI and President and Chief Executive Officer of Liberty since April 1997. From June 1995 through March 1997, Mr. Bennett was an Executive Vice President and the Chief Financial Officer, Secretary and Treasurer of Liberty. Mr. Bennett served as Senior Vice President of Liberty from September 1991 through June 1995. Mr. Bennett was elected a director of the Company in February 1998. Mr. Bennett is a director of BET Holdings, Inc. and TCI Music, Inc.

         Leo J. Hindery, Jr. has been President and Chief Operating Officer of TCI and President and Chief Executive Officer of TCIC since March 1997 and has served as President and Chief Executive Officer of TCI Pacific Communications, Inc. ("TCI Pacific"), a subsidiary of TCI, since September 1997. Mr. Hindery was elected a director of TCI in May 1997 and of the Company in November 1997. In addition, Mr. Hindery is President, Chief Executive Officer and/or a director of many of TCI's subsidiaries. From 1988 until he joined TCI, Mr. Hindery was founder, Managing General Partner and Chief Executive Officer of Intermedia Partners and its affiliates. Mr. Hindery is Chairman of the Board of Directors of TCI Music, Inc. and is a director of TCIC, TCI Pacific, At Home Corporation, TSAT, Lenfest Communications, Inc. and Cablevision Systems Corporation.

         Larry E. Romrell has been an Executive Vice President of TCI since January 1994. Mr. Romrell has served as the Executive Vice President and Chief Executive Officer of TCI Business Alliance and Technology Co., Inc., a subsidiary of TCI, since February 1998, a Senior Vice President of Ventures LLC since December 1997, and President of TCI Technology Ventures, Inc., a subsidiary of TCI, from September 1994 to October 1997. Mr. Romrell served as a Senior Vice President of TCIC from 1991 to September 1994. Currently, Mr. Romrell is a director of General Communication, Inc. and Teleport Communications Group, Inc.

          J. David Wargo has been President of Wargo & Company, a private investment company specializing in the communications industry, since January 1993. Mr. Wargo was a Managing Director of The Putnam Companies from December 1989 to December 1992.

          There are no family relationships among any of the directors and executive officers of the Company.


Other Executive Officers

          Charles B. Ammann joined the Company in January 1996 as Senior Vice President and General Counsel. Mr. Ammann is responsible for the Company's legal, human resources, risk management, facilities and legislative affairs. From 1990 until he joined the Company, Mr. Ammann served as Vice President of Administration and General Counsel for Flint Industries, Inc., a privately-held company engaged in general contracting of commercial and industrial construction, oil and gas pipeline construction, oil field services and construction management services.

         Craig M. Waggy joined the Company in 1995 as Vice President of Finance and Treasurer and in 1997 was promoted to Senior Vice President and Chief Financial Officer. Mr. Waggy is responsible for the Company's accounting, finance and information technology functions. Prior to joining the Company, he was a Senior Manager with Ernst & Young LLP.

          Toby DeWeese joined the Company in September 1997 as Vice President of Corporate Development. From 1990 until he joined the Company, Mr. DeWeese held several positions at TCI, including Director of Primestar Development from November 1991 to March 1993, Vice President of Sales and Distribution for Primestar by TCI from April 1993 to October 1995, Vice President of Business Development and Technology for Netlink from November 1995 to May 1997 and Vice President of Operations for the National Digital Television Center from May 1997 to September 1997.

          Management and the Board recommend a vote FOR each nominee.



           PROPOSAL 2 -- INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

          The Board has approved and recommended that the stockholders consider and approve an amendment to Article Four of the Restated Certificate of Incorporation (the "Charter Amendment") that would increase the number of authorized shares of the Company's Class A Common Stock from 60,000,000 shares to 650,000,000 shares and the Company's Class B Common Stock from 30,000,000 shares to 300,000,000 shares. The Board has also approved a two-for-one split of the Company's common stock conditioned upon approval of the Charter Amendment. To be adopted, this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock of the Company entitled to vote at the Annual Meeting, voting together as a single class. The Board believes that it is in the best interests of the Company and its stockholders to amend the Restated Certificate.

          As of June 19, 1998, there were 24,303,874 shares of Class A Common Stock and 12,373,294 shares of Class B Common Stock issued and outstanding. An additional 3,131,183 shares of Class A Common Stock may be issued pursuant to the Company's Equity Incentive Plan and Directors Plan. This leaves a balance of 32,564,943 authorized shares of Class A Common Stock and 17,626,706 authorized shares of Class B Common Stock available for use as of June 19, 1998. There are 2,000,000 shares of preferred stock, $.01 par value authorized and none are issued.

          The Board considers the proposed increase in the number of authorized shares desirable because, in addition to permitting the proposed two-for-one stock split, it would give the Board the necessary flexibility to issue Common Stock in connection with future stock dividends and splits, acquisitions, financings and employee benefits and for other general corporate purposes without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may be issued.


          Both the Company's recently announced agreement to acquire certain direct-to-home and wholesale programming assets from Liberty and the Company's recently announced agreement to acquire TV Guide magazine and certain related assets from NAI involve the issuance of Common Stock by the Company as all or part of the consideration for the assets to be acquired. Under the rules of the Nasdaq Stock Market applicable to the Company, each of such acquisitions requires the approval of the Company's stockholders before the Company can issue Common Stock in connection with the completion of such acquisition. Although the Charter Amendment, if approved, will authorize sufficient Common Stock to complete both proposed acquisitions, the Company is not seeking approval from stockholders for the proposed acquisitions at the Annual Meeting. Accordingly, even if the Charter Amendment is approved, the proposed acquisitions will not be completed until the Company has received stockholder approval at a special meeting to be held at a future date to consider matters related to the proposed acquisitions. Stockholders of record on a date yet to be determined will be provided with a definitive proxy statement concerning the proposed acquisitions at the time such matters are submitted to stockholders for approval.


          Management and the Board recommend a vote FOR this proposal.

                      PROPOSAL 3 - DIRECTORS PLAN AMENDMENT

          The Board of the Company has adopted amendments (the "Directors Plan Amendment") to the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the Directors Plan from 165,000 shares to 250,000 shares, to remove the formula option grant provisions from the Directors Plan and permit the full Board to grant options to non-employee directors at such times, and in such amounts, as the Board may determine in its discretion, and to permit the Board to accelerate the vesting of options and extend the period during which the options may be exercised. The Directors Plan provides for the grant of options on up to 165,000 shares of Common Stock of the Company. Adoption of the Directors Plan Amendment also requires the approval of the Company's stockholders.

Reasons for the Proposed Amendment

          The Directors Plan currently provides for the grant of options on up to 165,000 shares of Common Stock of the Company. The Board believes that it is in the best interests of the Company to increase the number of shares available for awards under the Directors Plan.

          The Directors Plan currently provides for a one-time grant of an option to acquire 15,000 shares of Common Stock to each member of the Board who is not also an employee of the Company (a "non-employee director"). At the time the Directors Plan was adopted, rules of the Commission generally required that such plans contain an automatic formula grant mechanism. The Commission has revised the rules applicable to the grant of stock options to non-employee directors and such rules no longer require the use of a fixed formula plan. The Board believes that the flexibility to grant varying option awards to non-employee directors will enhance the ability of the Company to attract qualified individuals to serve on the Board and also believes that the use of a formula option grant mechanism unduly restricts the flexibility of the Board to offer incentives to the Company's non-employee directors. The Board also believes that the flexibility to accelerate the vesting of outstanding options and to extend the period during which outstanding options may be exercised will enable the Board to make necessary adjustments to outstanding options in order to reflect changed circumstances and changes in the membership of the Board.

          The Company currently has no plans or arrangements to make any specific grant of options to non-employee directors if the Directors Plan Amendment becomes effective.

Description of the Directors Plan

          Pursuant to the provisions of the Directors Plan as amended, the Board will have the authority to grant options to each member of the Board who is not also an employee of the Company. Options may be granted at such times, and pursuant to such terms (which must be consistent with the provisions of the Directors Plan) as the full Board may determine in its discretion. Unless otherwise specified by the Board, the options become exercisable with respect to 20% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 80% in equal annual increments over the four year period thereafter. The Board will retain the power to accelerate the exercisability of outstanding options subsequent to the option grant. The options are nontransferable other than by will or by the laws of descent and distribution. Options must be exercised no later than ten years after date of grant, and generally must be exercised within specified periods of time following the termination of a director's services as a member of the Board, although the Board may extend the period of time to exercise such options up until the expiration of such ten year period.

          A non-employee director may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least 6 months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the Company the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.


          Vesting is accelerated upon a "change in control" of the Company. A "change in control" occurs if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. No option will become exercisable by virtue of the occurrence of a change in control if the holder of that option or any group of which that holder is a member is the person whose acquisition constituted the change in control. In addition, no change of control will be deemed to have occurred upon the transfer of beneficial ownership of shares of the Company between or among persons that are affiliates of TCI so long as TCI or an affiliate thereof controls the Company. The Board will consider whether the definition of a "change in control" should be modified in light of the proposed transactions with Liberty and NAI.

          The number of shares covered by the Directors Plan is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Common Stock. Four directors currently are eligible to participate in the Directors Plan.

          The Directors Plan provides for the grant of options that are not incentive options within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code"). When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes self-employment income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize self-employment income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under Code section 83(b) to measure the amount of income as of the date the non-qualified stock option is exercised. The Company is entitled to a deduction equal to the income recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the income, assuming the amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

Vote Required

          To be adopted, the Directors Plan Amendment must also be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class.

          Management and the Board recommend a vote FOR this proposal.


                       PROPOSAL 4 -- INDEPENDENT AUDITORS


          The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1998 and has authorized that this selection of independent auditors be submitted for ratification by the stockholders at the Annual Meeting. KMPG Peat Marwick LLP audited the Company's financial statements for the year ended December 31, 1997. Representatives of KPMG Peat Marwick LLP, the Company's independent public accountants, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider such selection.


          On May 1, 1997, the Board of Directors determined that the firm of Ernst & Young LLP would not be re-engaged to conduct the audit of the Company's financial statements for the fiscal year ended December 31, 1997.

          Ernst & Young LLP's report on the financial statements of the Company for the past two years prior to that date did not contain any adverse opinion or disclaimer of opinion, nor was it qualified, or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between the Company and Ernst & Young LLP during the past two years or during the intervening interim period on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

          Management and the Board recommend a vote FOR this proposal.

                             EXECUTIVE COMPENSATION

Directors' Compensation

          Directors who are not also employees of the Company or its subsidiaries receive a fee of $4,000 per meeting attended in person and a fee of $2,000 per committee meeting attended in person, unless such committee meeting is held on the same day as a meeting of the full Board. Telephonic meetings of the Board and committees are compensable at the rate of $400. Directors who are also employees of the Company or its subsidiaries receive no additional compensation for serving as directors. The Company reimburses all of its directors for reasonable travel and out-of-pocket expenses in connection with their attendance at meetings of the Board.

          The Company adopted the Directors Plan on March 8, 1996, subject to stockholder approval, which was given on May 15, 1996. The Company has reserved 165,000 shares of Class A Common Stock to be issued pursuant to the exercise of options granted under the Directors Plan. The Board has adopted and is submitting for stockholder approval the Directors Plan Amendment to increase the number of shares of Class A Common Stock reserved for issuance thereunder and to make certain other changes. Pursuant to the provisions of the amended Directors Plan, the Board fully vested the options held by Messrs. David P. Beddow, William J. Bresnan, Donne F. Fisher, Paul A. Gould and J. C. Sparkman, and extended the period of time to exercise such options until ten years from the date of grant, in connection with the resignation of such directors from the Board in February 1998. For a description of the terms of the Directors Plan and the effects of the Directors Plan Amendment, see "Proposal 3--Directors Plan Amendment."

Committees and Meetings

         The Board has standing Executive, Audit, Compensation and Special Compensation Committees. It does not have a nominating committee.

          The Executive Committee was established to serve as a representative committee of the Board to transact the ordinary business of the Company when the full membership of the Board, or a quorum of the Board, cannot reasonably be convened. The Executive Committee currently consists of Messrs. Howard (Chairman), Bennett and Boylan.

         The Audit Committee was established to recommend selection of the Company's independent auditors and to review the financial statements and reports of the Company and the reports of the independent auditors. The Audit Committee currently consists of Messrs. Wargo (Chairman), Bennett and Flinn.

          The Compensation Committee was established to make recommendations regarding compensation, including incentive compensation, stock bonus, stock option, and other incentive or stock plans, and previously administered the Company's Equity Incentive Plan. The Compensation Committee also reviews and approves, subject to ratification by the Board, all compensation to the executive officers. The Compensation Committee currently consists of Messrs. Wargo (Chairman), Bennett, Flinn and Hindery.

          The Special Compensation Committee was established to grant awards under the Company's Equity Incentive Plan and to make other compensation awards where necessary in order to comply with the requirements of Section 162(m) of the Code. The Special Compensation Committee currently consists of two members of the Compensation Committee, Messrs. Bennett and Wargo.

          During 1997, the Board held five meetings. Each director attended more than 75% of the aggregate number of Board meetings held during the year. The Audit Committee met separately from the Board four times during 1997, the Compensation Committee met separately four times, the Executive Committee met separately once and the Special Compensation Committee met separately four times. Each director attended more than 75% of the aggregate number of meetings of all committees of the Board on which such director served.

Compensation Committee Interlocks and Insider
Participation in Compensation Decisions


         Mr. Flinn was the Chairman of the Board and Chief Executive Officer of the Company through June 1997.

          Mr. Hindery is President and Chief Operating Officer of TCI and Mr. Bennett, Mr. Howard and Mr. Romrell are Executive Vice Presidents of TCI. TCI purchased $8.1 million of video, program promotion and guide services and subscriber management services from the Company during 1997. Additionally, TCI purchased system integration services from the Company totaling $1.2 million during 1997. The Company purchased $36.8 million of programming and production services from TCI during 1997.

          Mr. Bennett is the President and Chief Executive Officer of Liberty. On February 17, 1998 the Company and Liberty, which is a subsidiary of TCI, announced an agreement for the Company to acquire certain C-band direct-to-home satellite entertainment programming and wholesale satellite entertainment programming assets from Liberty in exchange for 6,375,000 shares of Common Stock.

Summary Compensation Table

          The following Summary Compensation Table sets forth a summary of the compensation paid by the Company during each of the fiscal years ended December 31, 1997, 1996 and 1995, to the Chief Executive Officer and four other most highly compensated executive officers ("the Named Executive Officers"). During the last three fiscal years, none of the Named Executive Officers received any restricted stock awards or long-term incentive payouts nor did any of the Named Executive Officers receive any other annual compensation.


                                                                         Long-Term
                                                                       Compensation
Name and                                    Annual Compensation         Awards              All Other
                                            -------------------
Principal Position(1)              Year  Salary($)   Bonus($)          Options(#) (2)     Compensation($) (3)
------------------                 ----  ---------   --------          ----------         ---------------

Gary S. Howard (4)                 1997  $215,480    $174,300           100,000                   -0-
   Chairman of the Board           1996       -0-         -0-               -0-                   -0-
   and Chief Executive             1995       -0-         -0-               -0-                   -0-
   Officer
Lawrence Flinn, Jr. (5)            1997  $250,000         -0-               -0-              $16,491
   Chairman of the Board           1996  $646,875    $212,710               -0-              $35,711
   Emeritus                        1995  $568,750    $351,000               -0-              $49,970
Peter C. Boylan III                1997  $323,091    $256,300            86,000              $16,025
   President and                   1996  $259,721    $212,710           150,000              $21,571
   Chief Operating Officer         1995  $230,644    $200,000               -0-              $49,529
Charles Butler Ammann (6)          1997  $180,000    $ 78,000               -0-               $7,843
   Senior Vice President and       1996  $166,000    $ 25,000            14,000              $   260
   General Counsel                 1995       -0-         -0-               -0-                   -0-
Craig M. Waggy (7)                 1997  $115,667    $ 77,000            18,000               $5,371
   Senior Vice President           1996  $  99,117   $ 46,170            14,000               $3,276
   and Chief Financial             1995  $  51,154   $ 30,000               -0-               $   17
   Officer

----------

(1) The positions shown represent the positions held by such persons at the end of 1997.
(2) All grants for 1997 and 1996 represent stock options to acquire Class A Common Stock under the Company's Equity Incentive Plan.

(3) Includes contributions under (i) the Company's SERP and 401(k) Plans and, (ii) the compensation component of term life insurance premiums, respectively, as follows for 1997: Mr. Flinn, $12,570 and $3,832; Mr. Boylan, $15,493 and $393; Mr. Ammann, $7,456 and $372; and Mr. Waggy, $5,222 and $149.

(4)       Mr. Howard joined the Company on June 1, 1997.

(5) Mr. Flinn served as Chairman of the Board and Chief Executive Officer until June 1997. (6) Mr. Ammann joined the Company on January 1, 1996.

(7)       Mr. Waggy joined the Company on June 19, 1995.


Option/SAR Grants in Last Fiscal Year

          The following table sets forth information concerning options granted in 1997 to the Named Executive Officers.


                                                                                       Potential Realizable   Potential Realizable
                                          Percent of Total                             Value of Assumed       Value of Assumed
                                            Options/SARS      Exercise of               Annual Rates of        Annual Rates of
                           Options      Granted to Employees  Base Price   Expiration     Stock Price            Stock Price
Name                       Granted(#)    in Fiscal Year (1)    per Share      Date     Appreciation for       Appreciation for
----                       ----------    ------------------   -----------    ------    Option Term -5%       Option Term -10%
                                                                                       ----------------      -----------------


Gary S. Howard(2)              100,000         21.8%            $16.63      05-27-07      $1,045,537             $2,649,597
Lawrence Flinn, Jr.              --              --               --           --             --                     --
Peter C. Boylan III(2)          86,000         18.8%            $15.75      04-30-07       $851,838              $2,158,724
Charles Butler
Ammann                           --              --               --           --             --                     --
Craig M. Waggy (2)              18,000          3.9%            $15.75      04-30-07       $178,292               $451,826
-------------------

(1) Computation includes 15,000 options granted under the United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors.
(2) Incentive and non-qualified stock options to acquire shares of the Company's Class A Common Stock.


Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Values

          The following table sets forth information concerning options exercised in 1997 and outstanding options held by the Named Executive Officers named in the Summary Compensation Table as of December 31, 1997:


                                                                      Number of Unexercised         Value of Unexercised
                                 Shares                               Options at                    In-the-Money Options
                                 Acquired on     Value                December 31, 1997(#)          at December 31, 1997($) (1)
Name                             Exercise(#)     Realized($)          Exercisable/Unexercisable     Exercisable/Unexercisable
----                             -----------     -----------          -------------------------     -------------------------

Gary S. Howard                           --              --                -- / 100,000                      -- / $1,212,500
Lawrence Flinn, Jr.                      --              --                -- / --                          -- / --
Peter C. Boylan III                      --              --           220,244 / 206,000             $3,699,514 /  $1,838,000
Charles Butler Ammann                    --              --             2,800 /  11,200              $  45,500 /  $  182,000
Craig M. Waggy                           --              --             2,800 /  29,200              $  45,500 /  $  416,000

----------
(1) The value of unexercised in-the-money options is calculated based upon the last reported sales price per share of the Company's Class A Common Stock on the Nasdaq National Market on December 31, 1997 ($28.75), less the exercise price.

Compensation Committee Report

          The report of the Compensation Committee of the Board (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          Goals. The Company is committed to providing an executive compensation program that promotes and supports the Company's mission and its stockholder objectives. This commitment requires an executive compensation program that is managed as an investment in the Company's executives. In return, these executives are expected to contribute to the Company's successful financial performance and help provide an above average return to its stockholders. The Company's executive compensation program must also:

          - Align the interests of the executives with those of the Company's stockholders by focusing executives on achieving performance objectives that enhance stockholder value on a continuing basis;

          - Enable the Company to attract, retain and motivate high caliber executives who are among the most skilled, talented and persistent individuals available in a very competitive marketplace;

          - Inspire executives to innovatively and aggressively pursue individual, team, department and Company goals;

          - Emphasize "pay for performance" by having a significant portion of our executives' total compensation "at risk";

          - Establish a general corporate atmosphere that encourages a willingness to take calculated risks, undertake mutually supportive team efforts and develop leadership to maintain a company that acts quickly and flexibly for the benefit of its customers and stockholders; and

          - Require each executive to own and maintain a meaningful equity interest in the Company and together manage the business from the perspective of a long-term investor and business owner.

          The Company's Executive Compensation Policy is implemented by the Compensation Committee of its Board.

          The Company has designed its executive compensation program using the above objectives as its foundation. The following describes the three components of this program and how each relates to Company goals.

          Base Salary. Base compensation for the Chief Executive Officer and the company's other executive officers in 1997, to the extent not specified by employment agreements, was proposed by the Chief Executive Officer to the Compensation Committee. The Chief Executive Officer arrived at his proposal after consultation with the Company's Chief Operating Officer, among others. The factors considered by the Chief Executive Officer in determining base compensation were largely based upon historical compensation studies, but considered the goals stated above. The salary levels proposed were evaluated by the Compensation Committee based upon historical compensation studies and are intended to be consistent with competitive practices (including companies with comparable market valuations, lines of business and/or revenues) and level of responsibility (with salary increases reflecting competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive). Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits, but market performance of the Company's common stock was not directly considered.

          Annual Bonus. The Company regularly pays cash bonuses to its executive officers. Bonuses for executive officers in 1997, including the Chief Executive Officer, were based on the earnings-performance of the Company and the attainment of specified goals, and were subject to the review and approval of the Compensation Committee.

          Stock Option Plan. Long-term management incentives are intended to be provided by periodically granting stock options to executives. No specific formulas are used in determining stock option grants. Factors taken into account in awarding stock options are generally the same as those used in setting base salaries and in awarding annual bonuses. The number of options previously awarded to and held by executive officers is also reviewed in determining current option grants. During 1997, two executive officers of the Company were granted stock options due to the performance of the Company; two executive officers were granted stock options as a recruiting incentive.

          Stock Retention. The Company requires that all executives retain at least 10% of shares obtained through exercise of stock options. The Company believes all stockholders benefit when the Company is managed with a goal of maximizing the long-term return to stockholders. Stockholder return can only be maximized when executives are stockholders and, therefore, also conduct business in their own best self-interests.

          Other Matters. Provisions of the Internal Revenue Code limit, with certain exceptions, the deductibility by the Company for federal income tax purposes of any Named Executive Officer's annual compensation exceeding $1,000,000. None of the Company's current named executive officers have received otherwise deductible compensation that would be subject to this limit and could do so at current salary levels only in connection with the exercise of stock options or payment of bonuses. The Company generally intends to comply with the requirements of the Code for the available exemption from the $1,000,000 limitation, but it may not be practicable to do so in all cases. Accordingly, the Company may, in its sole discretion, determine in one or more cases that it is in the Company's best interests not to satisfy the requirements of the Code for the exemption.

                             COMPENSATION COMMITTEE


                                 J. David Wargo
                                Robert R. Bennett
                               Lawrence Flinn, Jr.
                               Leo J. Hindery, Jr.

Stock Price Performance Graph

          The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The graph below compares the cumulative return of the Company's Class A Common Stock against the Total Return Index for the Nasdaq Stock Market (U.S.) and a peer group which is comprised of the Total Return Index for the Nasdaq Telecommunications Stocks, excluding telephone communications companies. The cumulative return depicted is based upon an initial investment of $100 over the period November 19, 1993 through December 31, 1997. The stock price performance on the graph is not necessarily an indicator of future price performance.

          The cumulative return of the Company's Class A Common Stock is based upon its initial public offering price of $8.00, adjusted for stock split, and the last reported sale price of the Class A Common Stock as reported on the Nasdaq National Market System on the last trading day of 1997 ($28.75).

                  Total Cumulative Shareholder Return Since IPO

                    [Performance Graph appears in this space]


          Assumes $100 invested on November 19, 1993 in United Video Satellite Group, Inc. Class A Common Stock, Nasdaq Stock Market (US Companies) Index and Peer Group Index.



                                     November 19,                                 December 31

                                         1993             1993          1994            1995            1996            1997
                                         ----             ----          ----            ----            ----            ----

United Video Satellite                   $100             $81           $150            $169            $219            $359
Group, Inc.
Nasdaq Stock Market (US                  $100             $103          $101            $142            $175            $215
Companies) Index
Peer Group Index                         $100             $104           $87            $111             $92            $163

Employment Agreements

          The Company has employment agreements with Messrs. Flinn and Boylan. The agreements have terms ending on January 25, 1999, and provide for 1998 base salaries of $698,625 and $400,000 for Messrs. Flinn and Boylan, respectively, with annual increases of 8% in base salary for Mr. Flinn and 12.5% in base salary for Mr. Boylan. Bonuses may be granted from time to time at the discretion of the Compensation Committee. Messrs. Flinn and Boylan have each agreed they will not compete against the Company during the period they are employed by the Company and for three years after termination of the agreement. Employment may be terminated by the Company at any time, with or without cause. If employment is terminated without cause, the terminated individual is entitled to (i) a continuation of certain employee benefits, (ii) a severance payment equal to the amount of the base salary that would have been receivable through the later of the remainder of the agreement's term or one year from the date of termination, and (iii) payment of one-half of the base salary for the balance of the three-year period of the agreement not to compete (unless the terminated individual is employed or engaged as a full-time consultant). If employment is terminated by the Company or if the individual resigns after being assigned to a position of lesser responsibility, in either case within a six-month period after a change of control, the individual is entitled to a continuation of certain employee benefits and a severance payment equal to the amount of their base salary for the remainder of a two-year period following the change in control.


          Mr. Flinn resigned as Chairman of the Board and Chief Executive Officer of the Company during 1997 because of health concerns, but continues to serve on the Board, Audit Committee and Compensation Committee and as an advisor to the Company at a reduced salary of $250,000 with no bonus.


Stockholder Agreement with TCI

          On January 25, 1996, TCI acquired a controlling interest in the Company from Mr. Flinn, the Company's Chairman and Chief Executive Officer, when the Company merged (the "Merger") with a wholly owned subsidiary of TCI pursuant to an Agreement and Plan of Merger dated as of July 10, 1995, as amended (the "Merger Agreement"), among the Company, TCI and TCI Merger Sub, Inc. In connection with the Merger, the Company and TCI entered into a Stockholder Agreement dated as of January 25, 1996, which currently requires TCI to vote its shares of the Company's equity securities in any general election of directors in favor of the election of Mr. Boylan as a director so long as he is an executive officer of the Company. The Stockholder Agreement in certain circumstances also limits TCI's ability to vote its equity securities of the Company at a stockholders' meeting in favor of certain transactions requiring stockholder approval.


Certain Transactions

         See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions."


                                 OTHER BUSINESS

          The Company does not anticipate that any other matters will be brought before the Meeting. However, if any additional matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                         BY THE BOARD OF DIRECTORS


                         /s/ Peter C. Boylan III
                         Peter C. Boylan III
                        President and Chief Operating Officer


Tulsa, Oklahoma
July 7, 1998

                            APPENDIX - FORM OF PROXY


                                     PROXY
                                  COMMON STOCK

                       UNITED VIDEO SATELLITE GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       UNITED VIDEO SATELLITE GROUP, INC.
                 Annual Meeting of Shareholders - July 28, 1998


The undersigned hereby appoints Peter C. Boylan III and Charles B. Ammann, or either of them, with full power of substitution in each, proxies to vote all stock of the undersigned in United Video Satellite Group, Inc. at the Annual Meeting of Shareholders to be held at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, on July 28, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof, upon the matter of the election of directors, the proposals referred to in Item 2, Item 3 and Item 4 of this proxy and any other business that may properly come before the Annual Meeting.


Shares will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED TO ELECT THE DIRECTORS AS PROPOSED AND IN FAVOR OF PROPOSALS 2, 3 AND 4. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments thereof.



    ---     Please mark your
   | X |    vote as in this
    ---     example


1. ELECTION OF DIRECTORS: Nominees: Gary S. Howard, Peter C. Boylan III, Lawrence Flinn, Jr., Robert P. Bennett, Leo J. Hindery, Jr., Larry E. Romrell, and J. David Wargo.

             VOTE FOR                                  VOTE WITHHELD
             All nominees                              from all nominees
                   --                                              --
                  |--|                                            |--|

To withhold authority to vote for any nominee, write that nominee's name on the space below.

                          ----------------------------



                   This Proxy is Continued on the Reverse Side
               Please Sign on the Reverse Side and Return Promptly

2. To ratify and approve the amendment to the restated certificate of incorporation of United Video Satellite Group, Inc. to increase the authorized number of shares of Class A Common Stock from 60,000,000 to 650,000,000 and to increase the authorized number of shares of Class B Common Stock from 30,000,000 to 300,000,000.

 FOR                              AGAINST                              ABSTAIN
  --                                   --                                   --
 |--|                                 |--|                                 |--|



3. To ratify and approve the amendment to the United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 165,000 to 250,000 and to make certain other changes.


 FOR                              AGAINST                              ABSTAIN
  --                                   --                                   --
 |--|                                 |--|                                 |--|


4. To ratify and approve the appointment of KPMG Peat Marwick LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998.

 FOR                              AGAINST                              ABSTAIN
  --                                   --                                   --
 |--|                                 |--|                                 |--|


Please mark, sign, date and return this proxy card promptly.


SIGNATURE  __________________________                  DATE  ________________


SIGNATURE  __________________________                  DATE  ________________


NOTE: Please sign this proxy exactly as your name appears hereon, including the title "Executor", "Trustee", etc., if same is indicated. If joint account, each joint owner should sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.